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                                                                     Exhibit 5.1



                         [LETTERHEAD OF BONDY & SCHLOSS LLP]






                                            November 12, 1996



Leading Edge Packaging, Inc.
Empire State Building
350 Fifth Avenue, Suite 3922
New York, New York 10118

         RE:  REGISTRATION STATEMENT ON FORM S-1 OF LEADING EDGE PACKAGING,
              INC.
              -------------------------------------------------------------

Ladies and Gentlemen:

    We have acted as special counsel to and for Leading Edge Packaging, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (Registration No. 333-12911), together with any and all exhibits and schedules and all heretofore filed amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 1,437,000 shares of its common stock, par value $0.01 per share (the "Common Stock").

    We have examined the Company's Certificate of Incorporation, as amended, Amended and Restated By-laws, resolutions of the Board of Directors of the Company and such other items we deem material to this opinion.

    Based upon the foregoing information and examination, it is our opinion that the shares of Common Stock of the Company covered by the Registration Statement have been duly authorized and, when sold, issued and paid for, will be validly issued, fully paid and nonassessable.

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Leading Edge Packaging, Inc.
Page 2

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement to the fact that this opinion concerning the validity of the issue has been rendered by us.

                                            Very truly yours,



                                            BONDY & SCHLOSS LLP